                                                                      EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-90418) pertaining to the InPhyNet Medical Management Inc. 1994 Stock Incentive Plan and InPhyNet Medical Management Inc. 1994 Non-Employee Director Stock Option Plan of our report dated February 14, 1997, with respect to the consolidated financial statements and schedule of InPhyNet Medical Management Inc. and Subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1996.



March 27, 1997                                                ERNST & YOUNG LLP
Miami, Florida